Exhibit 77(q)(1)

Exhibits

(e)(1)           Amended Schedule A dated December, 2009 to the Investment Management Agreement dated March 1, 2002 between ING Intermediate Bond Portfolio and ING Investments, LLC - Filed as an Exhibit to Post-Effective Amendment No. 74 to the Registrant’s Form N-1A Registration Statement on February 10, 2010 and incorporated herein by reference.

(e)(2)           Amended Schedule A dated December 2009 to the Investment Management Agreement dated March 1, 2002 between ING Intermediate Bond Portfolio and ING Investments, LLC - Filed as an Exhibit to Post-Effective Amendment No. 74 to the Registrant’s Form N-1A Registration Statement on February 10, 2010 and incorporated herein by reference.